Exhibit 10.1

WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Waiver and Amendment No. 1 to Credit Agreement, dated as of May 26, 2009 (this “Amendment”), to Credit Agreement, dated as of August 11, 2008 (as hereafter amended, restated or otherwise modified, the “Credit Agreement”) is entered into by and among PERFUMANIA HOLDINGS, INC. (f/k/a E Com Ventures, Inc.), a Florida corporation (“Perfumania Holdings”), QUALITY KING FRAGRANCE, INC., a Delaware corporation (“QKF”), SCENTS OF WORTH, INC., a Florida corporation (“Scents of Worth”), FIVE STAR FRAGRANCE COMPANY, INC., a New York corporation (“Five Star Fragrance”), DISTRIBUTION CONCEPTS, LLC, a Florida limited liability company (“Distribution Concepts”), NORTHERN GROUP, INC., a New York corporation (“Northern Group”), PERFUMANIA, INC., a Florida corporation (“Perfumania”), MAGNIFIQUE PARFUMES AND COSMETICS, INC., a Florida corporation (“Magnifique Parfumes”), TEN KESEF II, INC., a Florida corporation (“Ten Kesef”) and PERFUMANIA PUERTO RICO, INC., a Puerto Rico corporation (“Perfumania PR”) (Perfumania Holdings, QKF, Scents of Worth, Five Star Fragrance, Distribution Concepts, Northern Group, Perfumania, Magnifique Parfumes, Ten Kesef and Perfumania PR are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory thereto (each a “Credit Party” and, collectively, the “Credit Parties”); and General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders (in such capacity, “Agent”), and the other Lenders signatory hereto.

RECITALS

A. Borrowers, Agent and Lenders are desirous of making specific amendments to the Credit Agreement, as and to the limited extent expressly set forth herein.

B. Events of Default have occurred and currently exist under the Credit Agreement as a result of (i) Borrowers’ breach of the financial covenant set forth in Section (d) of Annex G to the Credit Agreement, for the period ended on or about October 31, 2008, (ii) Borrowers’ breach of Section 6.1 of the Credit Agreement as a result of the purchase by Magnifique Parfumes and Cosmetics, Inc. of the inventory and fixtures of three (3) retail stores from The Fragrance Depot, Inc. (which after the purchase changed its name) in the Sawgrass and Dolphin Malls in Florida and the assumption of the related leases for a purchase price of $1,500,000 plus the value of the inventory (approximately $245,000) and the formation of a new wholly-owned subsidiary of Magnifique Parfumes and Cosmetics, Inc., The Fragrance Depot, Inc., a Florida corporation, which holds no assets and engages in no business, formed to reserve the corporate name “Fragrance Depot,” (iii) the existence of another subsidiary, E Com Ventures Company (f/k/a PerHold FL, Inc.), wholly-owned by Perfumania Holdings which has no assets or business and was formed to hold the E com name, but was not listed on Schedule 3.8 to the Credit Agreement, (iv) Borrowers’ breach of the financial covenants set forth in Sections (a), (b) and (d) of Annex G to the Credit Agreement, for the period ended January 31, 2009, (v) Borrowers’ breach of Section (a) of Annex E to the Credit Agreement based on failure to deliver the monthly financial information for the Fiscal Month of January 2009 and

(vi) Borrowers’ breach of Section (d) of Annex F to the Credit Agreement based on the failure to deliver the annual audited Financial Statements for the Fiscal Year ended on or about January 31, 2009 (the “Existing Events of Default”);

C. Agent and Lenders are willing to grant a waiver limited to the Existing Events of Default, as set forth in, and subject to the terms and conditions of, this Amendment;

D. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, Borrowers by Lenders, Borrowers, Agent and Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement.

2. Amendments.

2.1. Section 1.5(a) of the Credit Agreement is hereby amended by it in its entirety and replacing it with the following:

“(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

The Applicable Margins shall be set in accordance with the following grid:

Applicable Margins
Applicable Revolver Index Margin	3.500%
Applicable Revolver LIBOR Margin	4.500%
Applicable L/C Margin	4.500%
Applicable Unused Line Fee Margin	1.000%”

2.2. Section 1.14 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon five (5) Business Days prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral,

(b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party (it being understood that at least three field examinations will be conducted per year).”

2.3. Section 6.13 of the Credit Agreement is hereby amended by deleting clauses (e), (f) and (g) thereof in their entirety.

2.4. Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.18:

“6.18 Subsidiary Restrictions. Neither The Fragrance Depot, Inc., a Florida corporation wholly-owned by Magnifique Parfumes nor E Com Ventures Company (f/k/a PerHold FL, Inc.), a Florida corporation wholly-owned by Perfumania Holdings shall engage in any trade or business, or own any assets or incur any liabilities, Indebtedness or Guaranteed Indebtedness.”

2.5. Annex A of the Credit Agreement is hereby amended by deleting clause (b) in the definition of “Borrowing Base” and replacing it with the following:

“(b) beginning with the first Borrowing Base Certificate delivered after the date of Waiver and Amendment No. 1 to this Agreement, up to 85% of the appraised net orderly liquidation value percentage (from the most recently completed and delivered appraisal of Borrowers’ Inventory pursuant to this Agreement; provided, that, during the period beginning December 16 and ending December 31 of each year, the net orderly liquidation value percentage for the immediately following month of January shall be used in this calculation) of Eligible Inventory, valued at the lower of cost (determined on a weighted average basis, which approximates a first-in, first-out basis) or market;

provided, further, that the maximum amount of Eligible Inventory used in determining the Borrowing Base (and to which the advance rate determined under clause (b) above shall be applied) shall not exceed the amount set forth below for each applicable month end set forth below:

Applicable Month End:	Maximum Amount of Eligible Inventory
May 30, 2009	$233,783,000
July 4, 2009	$226,251,000
August 1, 2009	$225,421,000
August 29, 2009	$225,840,000
October 3, 2009	$229,586,000
October 31, 2009	$238,848,000
November 28, 2009	$244,335,000
January 2, 2009	$218,122,000
January 30, 2010	$217,050,000
February 28, 2010 and each month end thereafter thereafter	Amount specified for such month end in the One Year Operating Plan plus $2,500,000”

2.6. Annex A of the Credit Agreement is hereby amended by deleting the definition of “Index Rate” in its entirety and replacing it with the following:

“‘Index Rate’ means, for any day, a floating rate equal to the highest of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), (ii) the Federal Funds Rate plus 50 basis points per annum, and (iii) the sum of (x) the LIBOR Rate for a LIBOR Period of three (3) months as it appears on Reuters Screen LIBOR01 Page as of 11:00 a.m (London, England time) two (2) Business Days prior to such day, plus (y) the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver Index Margin, in each instance, as of such day. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.”

2.7. Annex A of the Credit Agreement is hereby amended by adding the following sentence to the definition of “LIBOR Rate”:

“Notwithstanding the foregoing, the LIBOR Rate shall in no event be less than 2.00%.”

2.8. Annex A of the Credit Agreement is hereby amended by adding the following definition of “Short-Term Advances to Suppliers” in the appropriate alphabetical order:

“‘Short-Term Advances to Suppliers’ means Advances to Suppliers if, and only to the extent that, a Credit Party or Credit Parties shall receive Inventory shipments within five (5) Business Days from the applicable supplier to which such Advances have been paid.”

2.9. Annex E of the Credit Agreement is hereby amended by deleting clause (c) and replacing it with the following:

(c) Operating Plan. To Agent and Lenders, (i) as soon as available, but not later than the end of each Fiscal Year, an annual operating plan for Borrowers, on a combined and, commencing with the Projections for the Fiscal Year ending on or about month-end, January, 2010, combining basis consistent with the historical Financial Statements of Borrowers, approved by the Board of Directors of each of the Borrowers, for the following Fiscal Year, which (A) includes a statement of all of the material assumptions on which such plan is based, (B) includes monthly balance sheets, income statements and statements of cash flows for the following year and (C) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities; and (ii) thirty (30) days after the end of the Fiscal Years ended January 31, 2010 and January 31, 2011, a one-year operating plan for Borrowers, on a combined and combining basis consistent with the historical Financial Statements of Borrowers, approved by the Board of Directors of each of the Borrowers, for the Fiscal Year ended on or about month-end January, 2011 or January, 2012, as the case may be, which (A) includes a statement of all of the material assumptions on which such plan is based, (B) includes monthly balance sheets, income statements and statements of cash flows for the following two years, (C) includes monthly Borrowing Availability projections and (D) integrates sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. Such one-year operating plan shall be prepared using projections and assumptions consistent with historic performance, reasonably acceptable to Agent, including, by way of example but not of limitation, provisions reflecting trade and other payables being paid currently, and such plan shall demonstrate monthly Borrowing Availability throughout such one-year period of at least (i) $15,000,000 plus (ii) the $15,000,000 amount required to be maintained under paragraph (a) of Annex G, Minimum Borrowing Availability (such one year operating plan being defined as the “One Year Operating Plan”).

2.10. Annex E of the Credit Agreement is hereby amended by deleting the term “combined and combining” and the word “combined” as each appear in the first sentence of clause (d) and replacing them, in both instances, with the word, “consolidated.”

2.11. Annex E of the Credit Agreement is hereby amended by adding the following new Section (p):

“(p) Additional Reporting. To Agent and Lenders, (i) within twenty one (21) days after the end of each Fiscal Month, a profit and loss accounting of store performance by location (including net sales, gross margin and EBITDA), and (ii) on the first Business Day of each week, a cash flow projection (including projections of Borrowing Availability) for such week and each of the twelve (12) weeks following such week.

2.12. Annex F of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and replacing it with the following:

“(a) To Agent, upon its request, and in any event no less frequently than (x) 12:00 p.m. (New York time) on each Business Day, a Combined Notice of Revolving Credit Advance and Collateral Activity Report, as referenced in clause (i) below with updated information as to the gross amounts of Accounts and Inventory as of the immediately preceding Business Day; and (y) 12:00 p.m. (New York time) on the third Business Day after the end of each week (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), the reports referenced in clauses (ii) and (iii) below, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date two (2) days prior to the date of any such request:

(i) a Combined Notice of Revolving Credit Advance and Collateral Activity Report with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a Borrowing Base Certificate and, with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii) with respect to each Borrower, a weekly trial balance showing Accounts outstanding aged from due date as follows: current, 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.”

2.13. Annex F of the Credit Agreement is hereby amended by deleting paragraph (i) in its entirety and replacing it with the following:

“(i) Borrowers, at their own expense, shall deliver to Agent (A) an appraisal of their Inventory no less frequently than each Fiscal Quarter and (B) to the extent requested by Agent a desktop appraisal of such Inventory no less frequently than once each month, or, in each case, or at such more frequent intervals as Agent may request at any time, such appraisals to be conducted by an appraiser engaged by Agent, and such appraisals to be in form and substance reasonably satisfactory to Agent; and”

2.14. Annex G of the Credit Agreement is hereby amended by deleting paragraph (a), “Minimum Fixed Charge Coverage Ratio,” in its entirety and replacing it with the following:

“(a) Minimum Fixed Charge Coverage Ratio. Beginning with the Fiscal Quarter ending January 30, 2010 and for each and every Fiscal Quarter ending thereafter, the Credit Parties on a consolidated basis shall have, at the end of each such Fiscal Quarter, a Fixed Charge Coverage Ratio for the trailing 12-month period then ended of not less than 1.10 to 1.00.

2.15. Annex G of the Credit Agreement is hereby amended by deleting all of paragraph (b), “Inventory Turnover Ratio,” in its entirety and replacing it with the following:

“[Intentionally Omitted]”

2.16. Annex G of the Credit Agreement is hereby amended by deleting paragraph (c), “Advances to Suppliers,” in its entirety and replacing it with the following:

“(c) Advances to Suppliers. For each and every Fiscal Quarter, beginning with the Fiscal Quarter ending May 2, 2009, Credit Parties (other than the Inactive Companies) on a combined basis shall not have, at any time, (i) aggregate outstanding Advances to Suppliers (other than Short-Term Advances to Suppliers) in excess of $4,000,000 with respect to all suppliers or in excess of $3,000,000 with respect to any one supplier (together with its Affiliates) or (ii) aggregate Short-Term Advances to Suppliers in excess of $8,000,000 with respect to all suppliers or in excess of $3,000,000 with respect to any one supplier (together with its Affiliates).”

2.17. Annex G of the Credit Agreement is hereby amended by deleting paragraph (d), “Maximum Leverage Ratio,” in its entirety.

2.18. For the avoidance of doubt, none of the Minimum Fixed Charge Coverage Ratio, the Inventory Turnover Ratio or the Maximum Leverage Ratio shall be tested for the Fiscal Quarter ended on or about May 2, 2009.

2.19. In addition to any other Reserves which Agent may from time to time establish under the terms of this Agreement in its reasonable credit judgment, there shall be established and maintained at all times a Reserve against Borrowing Availability in the amounts set forth below, during the periods set forth below:

Period:	Reserve Against Borrowing Availability
May 22, 2009 – May 25, 2009	$9,000,000
May 26, 2009 – June 1, 2009	$10,000,000
June 2, 2009 – June 8, 2009	$10,500,000
June 9, 2009 – June 15, 2009	$11,000,000
June 16, 2009 – June 22, 2009	$11,500,000
June 23, 2009 – June 29, 2009	$12,000,000
June 30, 2009 – July 6, 2009	$12,500,000
July 7, 2009 – July 13, 2009	$13,000,000
.July 14, 2009 – July 20, 2009	$13,500,000
July 21, 2009 – July 27, 2009	$14,000,000
July 28, 2009 – August 3, 2009	$14,500,000
August 4, 2009 and thereafter	$15,000,000

3. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 below, Agent and Lenders hereby waive the Existing Events of Default. This is a waiver limited to the Existing Events of Default and shall not be deemed to constitute a waiver of any other term or provision of the Credit Agreement or any of the other Loan Documents.

4. Conditions Precedent to Effectiveness. The effectiveness of the specific amendment set forth in Section 2 hereof and the specific waiver set forth in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent:

4.1. Amendment. This Amendment shall have been duly executed and delivered by the Borrowers, each other Credit Party, Agent and Requisite Lenders.

4.2. Fee. Borrowers shall have paid to Agent, for the account of the Lenders, a fee equal to 0.75% of the Revolving Loan Commitment, payable to each Lender that timely delivers its signature page to this Amendment.

4.3. No Default. Other than the Existing Events of Default, before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4.4. Certain Amendments. (i) The Existing Nussdorf Convertible Note, the Nussdorf Subordinated Debt and the QKD Subordinated Debt shall have been amended to provide that no principal or interest shall be paid thereon prior to the Commitment Termination Date; provided that, the Existing Convertible Note may be convertible into common equity in accordance with its terms and (ii) the intercreditor agreements with respect to the QKD Subordinated Debt, the Nussdorf Subordinated Debt and the Existing Nussdorf Convertible Note shall have been amended in form and substance satisfactory to the Agent.

4.5. Certain Deliveries. Receipt by Agent of (i) a profit and loss accounting of store performance by location (including net sales, gross margin and EBITDA) for the month ended February 28, 2009, (ii) a cash flow projection (including projections of Borrowing Availability) for each of the thirteen (13) weeks following the date of this Amendment, (iii) an oral report as to the results of the desktop Inventory appraisal currently being performed, (iv) the monthly financial information required to be delivered pursuant to Section (a) of Annex E to the Credit Agreement for the Fiscal Month of January 2009 and (v) the audited Financial Statements for Borrowers, on a consolidated basis, for the Fiscal Year ended January 31, 2009, in the case of each such delivery, in form and substance satisfactory to Agent.

5. Reference to and Effect Upon the Credit Agreement and other Loan Agreements.

5.1. Except for the specific amendments in Section 2 and the specific waiver set forth in Section 3, above, the Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed.

5.2. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition or any amendment or modification of any term or condition of the Credit Agreement (except for the specific amendments set forth in Section 2 and the specific waiver set forth in Section 3 above) or any other Loan Document or (ii) prejudice any right, power or remedy which the Agent or Lenders now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

6. Acknowledgment and Consent of Credit Parties. Each Credit Party hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Credit Party on all Collateral of such Credit Party continue to secure the payment of all of the Obligations.

7. Release. Borrowers and the other Credit Parties hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which any Borrower or Credit Party ever had, now has or might hereafter have against Agent, any Lender or any other

Indemnified Person which relate, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Indemnified Person on or prior to the date hereof arising out of, in connection with, or otherwise relating to, the Loan Documents or any matter in connection therewith.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

9. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers shall pay on demand the reasonable fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

PERFUMANIA HOLDINGS, INC. (f/k/a E Com Ventures, Inc.)
QUALITY KING FRAGRANCE, INC.
SCENTS OF WORTH, INC.
FIVE STAR FRAGRANCE COMPANY, INC.
DISTRIBUTION CONCEPTS, LLC
NORTHERN GROUP, INC.
PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
TEN KESEF II, INC.
PERFUMANIA PUERTO RICO, INC.

By:	/s/ Donna Dellomo
Name:	Donna Dellomo
Title:	CFO

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

The following Persons are signatories to this Amendment in their capacity as Credit Parties.

FLOWING VELVET, INC.
ALADDIN FRAGRANCES, INC.
NICHE MARKETING GROUP, INC.
MODEL REORG ACQUISITION LLC
JACAVI, LLC
NORTHERN AMENITIES, LTD.
NORTHERN BRANDS, INC.
PERFUMANIA.COM, INC.

By:	/s/ Donna Dellomo
Name:	Donna Dellomo
Title:	CFO

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Kristina M. Miller
Duly Authorized Signatory

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

WACHOVIA BANK NATIONAL ASSOCIATION

By:	/s/ Robert H. Waters, Jr.
Name:	Robert H. Waters, Jr.
Title:	Director

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Edgar Ezerins
Name:	Edgar Ezerins
Title:	Senior Vice President

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

TD BANK, N.A.

By:	/s/ Stephen A. Caffrey
Name:	Stephen A. Caffrey
Title:	Vice President

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

UNION BANK OF CALIFORNIA

By:
Name:
Title:

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc.

By:
Name:
Title:

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]

BANK LEUMI USA

By:	/s/ John Grieco
Name:	John Grieco
Title:	First Vice President

By:	/s/ Nancy Pulla
Name:	Nancy Pulla
Title:	Assistant Treasurer

[Signature Page – Waiver and Amendment No. 1 to Perfumania Credit Agreement]